Exhibit 10.1




                               TPG ADVISORS, INC.

                         301 Commerce Street, Suite 3300
                             Fort Worth, Texas 76102

                                  May 19, 2005

America West Holdings Corporation
111 West Rio Salado Parkway
Tempe, Arizona 85281

Attention:   W. Douglas Parker
             Chairman, President and Chief Executive Officer

Gentlemen,

         Pursuant to our recent conversations, we are pleased to confirm the arrangements under which TPG Advisors, Inc. ("TPG") will continue to provide certain consulting and advisory services to, and will receive certain contributions and reimbursements from, America West Holdings Corporation (the "Company") in connection with the Agreement and Plan of Merger, dated as of May 19, 2005, among the Company, US Airways Group, Inc., a Delaware corporation, and a subsidiary to be formed by US Airways Group, Inc., a Delaware corporation and a wholly owned subsidiary of US Airways Group, Inc. (the "Agreement"}.

1. Scope of Engagement. As your non-exclusive financial consultant and advisor, TPG will continue to perform such financial consulting and advisory services for the Company in connection with (i) the transactions contemplated by the Agreement (the "Transactions") and (ii) certain other matters, as you may reasonably request, including without limitation assisting the Company in analyzing, structuring, negotiating and effecting the Transactions on the terms and conditions of this letter agreement (collectively, the "Services").

2. Payment Amount. The Company agrees to pay to TPG in consideration of TPG providing the Services, and in contribution for and reimbursement of certain expenses incurred by TPG in connection with the Transactions and providing the Services, a contingent payment of $6,400,000 (the "Payment Amount"), payable in a lump sum at, and subject to the occurrence of, the Effective Time (as such term is defined in the Agreement). No fee or expense reimbursement payable to any other person, whether payable by the Company or any other party, in connection with the subject matter of this engagement shall reduce or otherwise affect any amount payable hereunder. The Payment Amount shall be the sole and complete compensation to TPG for its consulting and advisory services rendered to the Company and all expenses incurred in connection with the Transactions and providing the Services. In the event that the Effective Time does not occur for any reason, the Company shall have no further obligations to TPG with respect to the subject matter of this letter agreement. The Payment Amount payable hereunder shall be net of all applicable withholding and similar taxes.

3. Disclosure. Any advice, opinion or analysis provided by TPG hereunder will be solely for the use and benefit of the Board of Directors, any committee thereof and senior management of the Company, and wilt not be quoted, reproduced, summarized, or otherwise disclosed without TPG's prior written consent.

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4.       Independent Contractor. TPG has been retained to act solely as financial consultant and advisor to the Company in providing the Services and, in such capacity, shall act as an independent contractor and in no other capacity, and any duties of TPG arising out of its engagement pursuant to this letter agreement shall be owed solely to the Company and to no other party. TPG shall have no obligation to the Company other than to provide the Services as described hereunder.

5. Termination. TPG's engagement under this letter agreement will continue until the earlier of (i) the Effective Time, (ii) termination of the Agreement for any reason, or (iii) written notice given by either the Company to TPG or TPG to the Company; provided that the Company's obligations to pay the Payment Amount provided by Section 2 above shall survive any such termination.

6.       Miscellaneous.

         (a) TPG in providing the Services is acting solely as a financial consultant and advisor to the Company and is not an expert on, and cannot render opinions regarding, legal, accounting, regulatory or tax matters. You should consult with your other professional advisors concerning these matters before undertaking the Transactions or other actions. TPG makes no representations or warranties in respect of the Services, express or implied, and in no event shall TPG be liable to the Company or any affiliate for any act, alleged act, omission or alleged omission in connection with the Services that does not constitute willful misconduct as determined by a final, non-appealable determination of a court of competent jurisdiction.

         (b) No waiver, amendment or other modification of this letter agreement shall be effective unless in writing and signed by each party to be bound thereby. This letter agreement shall inure to the benefit of and be binding on the Company, TPG and their respective successors.

         (c) Nothing in this letter is intended to confer upon any other person (including the stockholders, employees or creditors of the Company) any rights or remedies hereunder or by reason hereof.

         (d) In case any provision of this letter agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this letter agreement shall not in any way be affected or impaired thereby and such provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

         (e) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior communication or agreement with respect thereto.

         (f) This letter agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

         (g) Any action or proceeding against the parties relating in any way to this letter agreement shall, be brought exclusively in the United States District Court for the Southern District of New York sitting in Manhattan or the Supreme Court of the State of New York for the County of New York (the "Chosen Courts") (to the extent subject matter jurisdiction exists therefore), and the parties (i) irrevocably submit to the jurisdiction of the Chosen Courts, (ii) waive any objection, to the fullest extent permitted by law, to laying venue in any such action or proceeding in the Chosen Courts, (iii) waive any objection, to the fullest extent permitted by law, that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (iv) agree that any actions or proceedings to enforce a judgment issued by one of the foregoing courts may be enforced in any jurisdiction.

         (h) To the extent not prohibited by applicable law that cannot be waived, each party to this letter agreement waives, and covenants that such party Will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any forum in respect of any issue, claim or proceeding arising out of this letter agreement or the subject matter hereof, in each case whether now existing

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         or hereafter arising and whether in contract, tort or otherwise. Any party to this letter agreement may file an original counterpart or a copy of this provision with any court as written evidence of the consent of the parties to the waiver of their rights to trial by jury.

         (i) This Agreement may be executed in any number of counterparts and by each of the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

         Please confirm that the foregoing correctly sets forth our agreement by signing and returning to TPG the duplicate copy of this letter agreement enclosed herewith. We are delighted to accept this engagement and look forward to working with you towards successful consummation of the Transactions.

                                                 Very truly yours,

                                                 TPG ADVISORS, INC.

                                                 By:  /s/ Richard Schifter
                                                      --------------------------
                                                      Name: Richard Schifter
                                                      Title: Vice President

Accepted and Agreed to as of the date first written above:

AMERICA WEST HOLDINGS CORPORATION

By:   /s/ W. Douglas Parker
   ------------------------------------
   Name:  W. Douglas Parker
   Title: Chairman and Chief
          Executive Officer Title: